Exhibit 23.5
CONSENT OF INDEPENDENT ACCOUNTANTS
Randgold Resources Limited
St. Helier, Jersey, Channel Islands
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 22, 2009, relating to the financial statements of Société des Mines de Morila S.A. appearing in Randgold Resources Limited’s Annual Report on Form 20-F for the year ended December 31, 2008.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Stoy Hayward LLP
London, United Kingdom
July 27, 2009